UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 2, 2019
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of Directors

On April 2, 2019, the Company appointed Kenneth E. Ludlum to the board of directors (the “Board”) of Iridex Corporation (the “Company”), effective April 2, 2019 (the “Effective Date”).  In connection with Mr. Ludlum’s appointment to the Board: 1) the size of the Board was increased from six to seven members as of the Effective Date and 2) Sanford Fitch has decided that that he will not stand for re-election at the Company’s 2019 annual meeting of stockholders, but will continue to serve as a member of the Board until the expiration of his current term ending on the date of the 2019 annual meeting.  As a result, Mr. Fitch’s resignation will be effective immediately prior to the 2019 annual meeting of stockholders.

Mr. Ludlum will receive standard compensation available to non-employee members of the Board and committees of the Board and each will receive an option to purchase 15,000 shares of the Company’s common stock which vests in in equal monthly installments over four years following the effective date of the grant.  In addition, it is expected that Mr. Ludlum will execute the Company’s standard form of indemnification agreement.

Mr. Ludlum is a professional board member with medical technology and biotechnology companies.   Since 2002, Mr. Ludlum has served on the board of directors and as Chairman of the Audit Committee at NATUS Medical Incorporated and as Chairman of its Compensation Committee since June 2018.  NATUS Medical Incorporated is a medical device and equipment company.  From February 2014 to April 2016, Mr. Ludlum served as Chief Financial Officer at CareDx, a molecular diagnostics company, and prior to that has served as Chief Financial Officer for other publicly traded companies.  Mr. Ludlum has worked for or with health care, medical device, biotechnology or diagnostic companies since 1985.  Mr. Ludlum holds a B.S. in Business Administration from Lehigh University and a M.B.A. from Columbia University Graduate School of Business.

There are no arrangements or understandings between Mr. Ludlum and any other person pursuant to which Mr. Ludlum was elected as directors of the Company.  There are no family relationships between Mr. Ludlum and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Ludlum that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s press release dated April 2, 2019 regarding Mr. Ludlum’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Form of Indemnification Agreement between the Company and its directors and officers.
99.1	Press Release dated April 2, 2019.

* Incorporated by reference to the Exhibits filed with the Registrant’s Report on Form 8-K on July 11, 2016..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ William M. Moore
William M. Moore President and Chief Executive Officer

Date: April 2, 2019

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